CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-1 Registration Statement of Enertopia Corp. of our report dated December 4, 2013 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Enertopia Corp. for the years ended August 31, 2013 and 2012, and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Yours truly,

MNP LLP

Vancouver, Canada
August 19, 2014